UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 26, 2012
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5151 E 56th Ave, Suite 101, Commerce City, Colorado 80022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this document to “Vista,” “we,” “us,” “our,” or the “Company” refer to Vista International Technologies, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 26, 2012, the Company's Board of Directors voted unanimously to adopt Amended and Restated Bylaws (the "Restated Bylaws"). The Company's Board of Directors believed that such prior Bylaws and related provisions (which date back to May 2005) were outdated and were inconsistent with a company of the size and operations of the Company. Additionally, the Board of Directors believes that the Restated Bylaws are clearer and more stockholder friendly than the prior Bylaws.  This description of the amendment to the By-Laws is a summary and is qualified in its entirety by the text of the amendment to the By-Laws, filed as Exhibit 3(ii).2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(ii).2	Amended and Restated By-Laws of Vista International Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: December 26 , 2012	By:	/s/ Timothy D Ruddy
Timothy D Ruddy, Interim Chief Executive Officer